Exhibit 23.2

Calhoun, Blair & Associates

Petroleum Consultants

4625 Greenville Avenue, Suite 102

Dallas, Texas 75206

214-522-4925

Fax 214-346-0310

Rgblair@swbell.net

February 28, 2018

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

Calhoun, Blair & Associates does hereby consent to the incorporation by reference in the Registration Statements on Forms S-4 (No. 333-124544 and No. 333-202918) of Dorchester Minerals, L.P. of our estimated reserves included in this Annual Report on Form 10-K including, without limitation, Exhibit 99.1, and to all references to our firm included in this Annual Report.

/s/ Robert G. Blair, P.E.

Calhoun, Blair & Associates

Licensed Professional Engineer

State of Texas #68057